UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 1, 2019
Date of Report (date of earliest event reported)

Phillips 66
(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard
Houston, Texas 77042
(Address of Principal Executive Offices and Zip Code)

(281) 293-6600
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	PSX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On August 1, 2019, Phillips 66 Partners LP (“PSXP”) and Phillips 66 Partners GP LLC (the “General Partner”), an indirect wholly owned subsidiary of Phillips 66 (the “Company”) and the general partner of PSXP, closed the previously announced transactions contemplated by the Partnership Interests Restructuring Agreement, dated as of July 24, 2019 (the “Agreement”), by and between PSXP and the General Partner, pursuant to which all of the outstanding incentive distribution rights of PSXP, which were held by the General Partner, were cancelled and the General Partner’s approximately 2% general partner interest in PSXP was converted into a non-economic general partner interest in PSXP in exchange for an aggregate 101,000,000 common units representing limited partner interests in PSXP (“Common Units”) to be issued by PSXP to the General Partner or its affiliates (collectively, the “IDR Restructuring”).
Immediately following and after giving effect to the IDR Restructuring, the General Partner and its affiliates owned approximately 75% of the issued and outstanding Common Units.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 26, 2019 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66

Dated: August 1, 2019	By: /s/ Paula A. Johnson
Paula A. Johnson Executive Vice President